As filed with the Securities and Exchange Commission on June 28, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                QUIKSILVER, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                              33-0199426
      (State or other jurisdiction          (IRS Employer Identification No.)
    of incorporation or organization)

                               15202 GRAHAM STREET
                       HUNTINGTON BEACH, CALIFORNIA 92649
               (Address of principal executive offices) (Zip Code)

                            2000 STOCK INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                 QUIKSILVER/HAWK DESIGNS, INC. STOCK OPTION PLAN
                            (Full title of the Plans)

                             ROBERT B. MCKNIGHT, JR.
                             CHIEF EXECUTIVE OFFICER
                                QUIKSILVER, INC.
                               15202 GRAHAM STREET
                       HUNTINGTON BEACH, CALIFORNIA 92649
                     (Name and address of agent for service)
                                 (714) 889-2200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed
                                                                       Maximum        Proposed
                                                                       Offering        Maximum        Amount of
                                                    Amount to be      Price per       Aggregate     Registration
Title of Securities to be Registered               Registered(1)        Share       Offering Price       Fee
------------------------------------               --------------    -----------    --------------  ------------
2000 Stock Incentive Plan
Common Stock, $0.01 par value                      500,000 shares    $11.4375(2)    $5,718,750(2)     $1,509.75

2000 Employee Stock Purchase Plan
Common Stock, $0.01 par value                      200,000 shares    $11.4375(2)    $2,287,500(2)     $  603.90

Quiksilver/Hawk Designs, Inc. Stock Option Plan
Common Stock, $0.01 par value                       70,000 shares    $11.4375(2)    $  800,625(2)     $  211.37
                                                   --------------                                     ---------
                                                   770,000 shares
                                                   ==============
Aggregate Registration Fee                                                                            $2,325.02
                                                                                                      =========

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Employee Stock Purchase Plan, the 2000 Stock Incentive Plan and the Quiksilver/Hawk Designs, Inc. Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on June 23, 2000, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Quiksilver, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2000 filed pursuant to Section 13 of the 1934 Act;

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000 filed pursuant to Section 13 of the 1934 Act; and

        (d) The Registrant's Registration Statement on Form 8-A12B filed with the SEC on June 15, 1998, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

        Article III, Section 13 of the Amended and Restated Bylaws of the Registrant provides that the Registrant shall indemnify its directors, executive officers and agents to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a


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

director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Fifth of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

        The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements generally require the Registrant to indemnify its executive officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the executive officer or director in connection with any proceeding arising by reason of the fact that such person is or was an executive officer or director of the Registrant. The indemnification agreements also require the Registrant to advance litigation expenses provided that the executive officer or director undertakes to repay the amounts if it is ultimately determined that the executive officer or director is not entitled to indemnification for the expenses. The indemnification agreements also establish a conclusive presumption that the director or executive officer has met the applicable standard of conduct required for indemnification unless a majority of the disinterested members of the board of directors, a majority of the stockholders or independent legal counsel in a written opinion determine that the applicable standard has not been met. Partial indemnification is explicitly provided for in the indemnification agreements in the event that a director or officer is not entitled to full indemnification under the terms of the indemnification agreements or under applicable law.

        The Registrant has purchased directors' and officers' liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit Number     Exhibit
--------------     -------
     4             Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 001-14229 on
                   Form 8-A12B, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to
                   this Registration Statement.

     5             Opinion and consent of Hewitt & McGuire, LLP.

    23.1           Consent of Deloitte & Touche LLP, Independent Auditors.

    23.2           Consent of Hewitt & McGuire, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

    99.1           2000 Stock Incentive Plan.

    99.2           2000 Employee Stock Purchase Plan.

    99.3           Quiksilver/Hawk Designs, Inc. 2000 Stock Option Plan

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California on this 26th day of June, 2000.

                                            QUIKSILVER, INC.


                                            By: /s/ ROBERT B. MCKNIGHT, JR.
                                               ---------------------------------
                                                    Robert B. McKnight, Jr.
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Quiksilver, Inc., a Delaware corporation, do hereby constitute and appoint Robert B. McKnight, Jr. and Steven L. Brink and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                 TITLE                            DATE
         ---------                                 -----                            ----
/s/ Robert B. McKnight, Jr.              Chairman of the Board and              June 26, 2000
-----------------------------            Chief Executive Officer
Robert B. McKnight, Jr.                  (Principal Executive Officer)


/s/ Steven L. Brink                      Chief Financial Officer,               June 27, 2000
-----------------------------            Secretary and Treasurer
Steven L. Brink                          (Principal Financial Officer)


/s/ Harry Hodge                          Director                               June 26, 2000
-----------------------------
Harry Hodge

         SIGNATURE                                 TITLE                            DATE
         ---------                                 -----                            ----
                                         Director                               June 26, 2000
/s/ William M. Barnum
-----------------------------
William M. Barnum


/s/ Charles E. Crowe                     Director                               June 26, 2000
-----------------------------
Charles E. Crowe


/s/ Michael H. Gray                      Director                               June 26, 2000
-----------------------------
Michael H. Gray


/s/ Robert G. Kirby                      Director                               June 27, 2000
-----------------------------
Robert G. Kirby

                                         Director                               June ___, 2000
-----------------------------
Tom Roach


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

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                QUIKSILVER, INC.

                                  EXHIBIT INDEX


Exhibit Number     Exhibit
--------------     -------
       4           Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 001-14229 on
                   Form 8-A12B, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to
                   this Registration Statement.

       5           Opinion and consent of Hewitt & McGuire, LLP.

      23.1         Consent of Deloitte & Touche LLP, Independent Public
                   Accountants.

      23.2         Consent of Hewitt & McGuire, LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

      99.1         2000 Stock Incentive Plan.

      99.2         2000 Employee Stock Purchase Plan.

      99.3         Quiksilver/Hawk Designs, Inc. 2000 Stock Option Plan